RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Eagle Bend Holding Company on Form SB-2, of my report dated December 10, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of Eagle Bend Holding Company as of December 31, 2005 and 2006 and for the years then ended.

Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
December 13, 2007